Exhibit 99.1
Innovid Reports First Quarter 2022 Financial Results

•Successfully completed the acquisition of TVSquared to establish an independent solution for global cross-platform TV measurement
•Delivered 30% year-over-year revenue growth to $23.4 million excluding TVSquared and 44% year-over-year revenue growth to $25.9 million on an as-reported basis
•Grew CTV revenue, excluding TVSquared, by 40% year-over-year
•CTV accounted for 47% of all revenue, excluding TVSquared, up from 44% in the prior year period

NEW YORK, May. 6, 2022 - Innovid Corp. (NYSE:CTV) (the “Company”), an independent advertising platform for delivery, personalization and measurement of converged TV across linear, connected TV (CTV) and digital, today announced financial results for the first quarter ended March 31, 2022. First quarter 2022 financial results of the Company represent the combined performance of Innovid Corp. and one month of TVSquared (the “combined business”), which was acquired on February 28, 2022.

“Innovid delivered outstanding performance in the first quarter - achieving revenue growth of 30% year-over-year, excluding TVSquared, and exceeding our prior guidance. We successfully completed the strategic acquisition of TVSquared, expanding our measurement infrastructure to address the growing needs of marketers in today’s converged TV marketplace,” said Zvika Netter, Co-founder and CEO of Innovid. “Our integration efforts are progressing well, and we believe we are well-positioned to serve the fast-growing global CTV market through a unified, independent measurement platform, anchored to the backbone of our global ad server business. We remain optimistic about our growth prospects and opportunities for 2022 and beyond.”

First Quarter Financial Highlights:

(All comparisons are to the first quarter of 2021)
•Revenue was $25.9 million for the combined business, reflecting an increase of 44%.
•Revenue excluding TVSquared was $23.4 million, an increase of 30%.
•CTV accounted for 47% of revenue excluding TVSquared, up from 44% in Q1 2021, demonstrating 40% year-over-year growth.
•Gross margin in the first quarter was 75%.
•Net loss was $(7.4) million or $(0.06) per share in the first quarter.
•Adjusted EBITDA was $(3.0) million in the first quarter, representing a (12)% adjusted EBITDA margin.

First Quarter Business Highlights Include:

•High CTV Growth: Grew CTV revenue by 40% year-over-year driven by increased volume from existing customers as well as by sales to new customers. CTV accounted for 47% of revenue generated excluding TVSquared, up from 44% in Q1 2021.
•New Business Momentum: Closed new global advertiser clients including leading US TV advertisers General Motors and KFC.
•International Market Adoption: Increased international revenue by 56% year-over-year through an expanded measurement footprint outside the U.S. following the TVSquared acquisition and increased ad serving and personalization adoption into new markets from global advertisers.

Exhibit 99.1
•Advanced Cross-Platform Measurement: Completed acquisition of converged TV measurement platform TVSquared, on February 28, 2022, for $100 million in cash, 11.5 million in Innovid stock, and 950 thousand fully vested stock options.
•Bolstered NBCUniversal Partnership: Named a certified ad serving partner in NBCUniversal’s Certified Measurement Program in addition to being tapped to provide the infrastructure enabling behavior-based sequential storytelling on Peacock.

Second Quarter 2022 Outlook

Innovid is providing the following financial guidance for the second quarter of 2022:
•Revenue is expected to be in the range of $33 million to $35 million, reflecting 44% to 53% year-over-year growth on an as-reported basis, and 18% to 25% year-over-year growth on a pro forma basis when including TVSquared revenue.
•Adjusted EBITDA is expected to be in the range of negative $(3.5) million to negative $(1.5) million.
•TVSquared contribution to the quarterly revenue is expected to exceed $6 million.

Full Year 2022 Outlook

Innovid is providing the following updated financial guidance for the full year of 2022, which includes the TVSquared acquisition:
•Revenue is expected to be in the range of $135 million to $140 million including TVSquared, a year-over-year increase of approximately 50% to 55% growth on an as-reported basis, and 24% to 29% year-over-year growth on a pro forma basis when including TVSquared revenue.
•TVSquared's contribution to the revenue growth is expected to exceed $25 million for the period from March 1 to December 31.
•Adjusted EBITDA, excluding TVSquared, is expected to remain positive in line with previous guidance.

Conference Call

Innovid will host a conference call and live webcast to discuss its first quarter 2022 financial results and business highlights today at 8:30 a.m. Eastern Time. Speakers will include Zvika Netter, Co-founder and Chief Executive Officer, Tanya Andreev-Kaspin, Chief Financial Officer and Tal Chalozin, Co-founder and Chief Technology Officer. To access the conference call, dial 877-407-0833 for the U.S. or Canada, or +1-201-389-0862 for international callers. The webcast will be available live on the Investors section of the Company’s website at https://investors.innovid.com/. Additionally, an archived webcast of the conference call will be made available on the Innovid website following the call.

Non-GAAP Measures
Innovid prepares unaudited condensed consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”). Innovid also discloses and discusses non-GAAP financial measures such as Adjusted EBITDA and Adjusted EBITDA margin. Innovid believes that these measures are relevant and provide useful information to investors by providing a baseline for evaluation and comparing its operating performance against that of other companies in Innovid’s industry. Adjusted EBITDA is defined as net income (loss) attributable to Innovid, excluding (1) depreciation and amortization, (2) stock-based compensation, (3) finance expense, net, (4) transaction

Exhibit 99.1
related expenses, (5) acquisition related expenses, (6) taxes on income and (7) other one-time items. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenue.
The non-GAAP financial measures that Innovid uses may not be comparable to similarly titled measures reported by other companies. Also, in the future, Innovid may disclose different non-GAAP financial measures in order to help its investors meaningfully evaluate and compare its results of operations to its previously reported results of operations or to those of other companies in Innovid’s industry. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP.
Innovid uses Adjusted EBITDA and Adjusted EBITDA margin as measures of operational efficiency to understand and evaluate its core business operations. Innovid believes these non-GAAP financial measures are useful to investors for period to period comparisons of its core business and for understanding and evaluating trends in its operating results on a consistent basis by excluding items that are not viewed as indicative of its core operating performance.
Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under GAAP.
Innovid has provided a reconciliation of Adjusted EBITDA to net (loss) income and Adjusted EBITDA Margin to net (loss) income margin, the most directly comparable GAAP measures, for the historical period in the appendix hereto but is not able to provide a reconciliation of the projected non-GAAP measures for the second quarter of 2022 or the full-year 2022, without unreasonable effort, due to the unknown effect, timing and potential significance of: taxes on income in multiple jurisdictions, finance expenses including valuations, and purchase price allocation yet to be finalized. These items have in the past, and may in the future, significantly affect GAAP results in a particular period.
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1996. The Company’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” “aim,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations regarding its future financial results, expected growth and the expected benefits resulting from its partnerships. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results, including Innovid’s ability to raise financing in the future, success in retaining or recruiting officers, key employees or directors, changes in applicable laws or regulations, Innovid’s ability to maintain and expand relationships with advertisers, decreases and/or changes in CTV audience viewership behavior, Innovid’s ability to make the right investment decisions and to innovate and develop new solutions, the accuracy of Innovid’s estimates of market opportunity, forecasts of market growth and projections of future financial performance, the extent of investment required in Innovid’s sales and marketing efforts, Innovid’s ability to effectively manage its growth, the impact of the Covid-19 pandemic, the risk of continued inflation and other macroeconomic events, acquisition related risks, and other important factors discussed under the caption “Risk Factors” in Innovid’s Annual Report on Form 10-K filed with the SEC on March 18, 2022, as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC’s website at www.sec.gov and the Investors Relations section of Innovid’s website at investors.innovid.com. Most of these factors are outside the Company’s control and are difficult to predict. The Company cautions not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Exhibit 99.1

About Innovid

Innovid (NYSE:CTV) powers advertising delivery, personalization, measurement and outcomes across linear, CTV and digital for some of the world’s largest brands. Through a global infrastructure that enables cross-platform ad serving, data-driven creative, and currency-grade measurement, Innovid offers its clients always-on intelligence to optimize advertising investment across channels, platforms, screens, and devices. Innovid is an independent platform that leads the market in converged TV innovation, through proprietary technology and exclusive partnerships designed to reimagine TV advertising. Headquartered in New York City, Innovid serves a global client base through offices across the Americas, Europe, and Asia Pacific. To learn more, visit innovid.com or follow us on LinkedIn or Twitter.

Investor Relations:

Brinlea Johnson
ir@innovid.com

Media:

Chris Harihar
chris@crenshawcomm.com

INNOVID, CORP. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except stock and per stock data)

	March 31, 2022	December 31, 2021
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 45,441	$ 156,696
Trade receivables, net (allowance for doubtful accounts of $74 and $81 at March 31, 2022 and December 31 2021, respectively)	38,766	35,422
Prepaid expenses and other current assets	6,571	3,131
Total current assets	90,778	195,249
NON-CURRENT ASSETS:
Long-term deposit	303	310
Long-term restricted deposits	453	462
Property and equipment, net	6,599	4,840
Goodwill	97,202	4,555
Intangible assets, net	59,265	—
Right of use lease asset	3,497	—
Other non-current assets	542	116
Total non-current assets	167,861	10,283
TOTAL ASSETS	$ 258,639	$ 205,532
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade payables	3,791	5,026
Employees and payroll accruals	10,159	7,742
Accrued expenses and other current liabilities	4,183	3,082
Current portion of long-term debt	6,000	6,000
Lease liabilities - current portion	1,681	—
Total current liabilities	25,814	21,850
NON-CURRENT LIABILITIES:
Lease liabilities - non-current portion	3,253	—
Other non-current liabilities	10,471	3,455
Warrants liability	16,185	18,972
Total non-current liabilities	29,909	22,427
TOTAL LIABILITIES	55,723	44,277
COMMITMENTS AND CONTINGENT LIABILITIES
STOCKHOLDERS’ EQUITY (DEFICIT):
Common stocks of $0.0001 par value - Authorized: 500,000,000 and 500,000,000 at March 31, 2022 and December 31, 2021, respectively; Issued and outstanding: 132,088,772 and 119,017,380 at March 31, 2022 and December 31, 2021, respectively	13	12
Additional paid-in capital	342,828	293,719
Accumulated deficit	(139,925)	(132,476)
Total stockholders’ equity	202,916	161,255
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 258,639	$ 205,532

INNOVID, CORP. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except stock and per stock data)

	Three months ended March 31,
	2022	2021
	(Unaudited)	(Unaudited)
Revenues	$ 25,862	$ 18,013
Cost of revenues	6,344	3,862
Gross profit	19,518	14,151
Operating expenses:
Research and development	7,329	5,297
Sales and marketing	10,520	6,651
General and administrative	11,466	2,391
Total operating expenses	29,315	14,339
Operating loss	(9,797)	(188)
Finance expenses, net	(2,311)	1,569
Loss before taxes	(7,486)	(1,757)
Taxes on income	(37)	179
Net loss	(7,449)	(1,936)

Accretion of preferred stock to redemption value	—	(23,728)
Net loss attributable to common stockholders	$ (7,449)	$ (25,664)
Net loss per stock attributable to common stockholders
Basic and diluted	$ (0.06)	$ (1.55)
Weighted-average number of stocks used in computing net loss per stock attributable to common stockholders
Basic and diluted	124,245,358	16,547,808

INNOVID, CORP. AND ITS SUBSIDIARIES CONDENSED STATEMENTS OF CHANGES IN TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)
(In thousands, except stock data)

	Temporary equity		Common stocks		Treasury stocks		Additional paid-in capital	Accumulated deficit	Total stockholders’ equity (deficit)
	Number	Amount	Number	Amount	Number	Amount
Balance as of December 31, 2020	73,690,340	$ 86,997	16,275,609	$ 2	1,914,328	$ (1,629)	$ 10	$ (48,113)	$ (49,730)
Accretion of preferred stock to redemption value	—	23,728	—	—	—	—	(586)	(23,142)	(23,728)
Stock-based compensation	—	—	—	—	—	—	280	—	280
Stock options exercised	—	—	761,697	—	—	—	306	—	306
Net loss	—	—	—	—	—	—	—	(1,936)	(1,936)
Balance as of March 31, 2021 (unaudited)	73,690,340	$ 110,725	17,037,306	$ 2	1,914,328	$ (1,629)	$ 10	$ (73,191)	$ (74,808)

	Temporary equity		Common stocks		Treasury stocks		Additional paid-in capital	Accumulated deficit	Total stockholders’ equity
	Number	Amount	Number	Amount	Number	Amount
Balance as of December 31, 2021	—	—	119,017,380	$ 12	—	—	$ 293,719	$ (132,476)	$ 161,255
Common stocks and equity awards issued for acquisition of TVS	—	—	11,549,465	1	—	—	47,151	—	47,152
Stock-based compensation	—	—	—	—	—	—	1,496	—	1,496
Stock options exercised	—	—	1,521,927	—	—	—	462	—	462
Net loss	—	—	—	—	—	—	—	(7,449)	(7,449)
Balance as of March 31, 2022 (unaudited)	—	—	132,088,772	$ 13	—	—	$ 342,828	$ (139,925)	$ 202,916

INNOVID, CORP. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, except stock and per stock data)

	Three months ended March 31,
	2022	2021
Cash flows from operating activities:	(Unaudited)	(Unaudited)
Net loss	$ (7,449)	$ (1,936)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	673	182
Non-cash operating lease expense	431	—
Stock-based compensation	1,496	280
Change in fair value of warrants	(2,787)	1,349
Non-cash interest expense	—	5
Changes in operating assets and liabilities
Decrease in trade receivables, net	163	5,800
Increase in prepaid expenses and other operating assets	(1,950)	(365)
Increase/ (decrease) in trade payables	(191)	265
Increase/ (decrease) in employees and payroll accruals	1,704	(1,031)
Decrease in operating lease liabilities	(410)	—
Increase in accrued expenses and other operating liabilities	1,107	588
Net cash (used in)/ provided by operating activities	(7,213)	5,137
Cash flows from investing activities:
Acquisition of business, net of cash acquired	(99,568)	—
Internal use software capitalization	(1,671)	—
Purchase of property and equipment	(97)	(164)
Decrease in deposits	3	11
Net cash used in investing activities	(101,333)	(153)
Cash flows from financing activities:
Repayment of acquisition liability	—	(126)
Payment of SPAC merger transaction costs	(3,180)	—
Proceeds from exercise of options	462	306
Net cash (used in)/ provided by financing activities	(2,718)	180
Increase/ (decrease) in cash, cash equivalents and restricted cash	(111,264)	5,164
Cash, cash equivalents and restricted cash at the beginning of the year	157,158	16,092
Cash, cash equivalents and restricted cash at the end of the period	$ 45,894	$ 21,256
Supplemental disclosure of cash flows activities:
(1) Cash paid during the period for:
Income taxes paid, net of tax refunds	$ 165	$ 80
Interest	$ 61	$ 60
Acquiree stock options settled in cash attributed to post acquisition services	$ 96	$ —
(2) Non-cash transactions:
Business combination consideration paid in stock	$ 47,152	$ —
Accretion of preferred stocks to redemption value	$ —	$ 23,728
Reconciliation of cash, cash equivalents, and restricted cash reported within the statement of financial position
Cash and cash equivalents	45,441	20,825
Long-term restricted deposits	453	431
Total cash, cash equivalents, and restricted cash shown in the condensed consolidated statements of cash flows	$ 45,894	$ 21,256

Key Metrics and Non-GAAP Financial Measures
Adjusted EBITDA
In addition to our results determined in accordance with US GAAP, we believe that certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted EBITDA Margin, are useful in evaluating our business. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenue. The following table presents a reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to the most directly comparable financial measure prepared in accordance with GAAP.

	Three months ended March 31,
	2022	2021
Net (loss)/income	$ (7,449)	$ (1,936)
Net loss margin	(29) %	(11) %
Depreciation and amortization	673	182
Stock-based compensation	1,592	280
Finance expense, net (a)	(2,311)	1,569
Transaction related expenses (b)	228	—
Acquisition related expenses (c)	4,203	—
Other (d)	92	153
Taxes on income	(37)	179
Adjusted EBITDA	$ (3,009)	$ 427
Adjusted EBITDA margin	(12) %	2%

(a) Finance expense, net consists mostly of remeasurement expense related to our Argentinian subsidiary’s monetary assets, liabilities and operating results, our interest expense and revaluation of our warrants.
(b) Transaction related expenses consist of professional fees associated with the SPAC merger transaction and PIPE related SEC filings.
(c) Acquisition related expenses consists of professional fees associated with the acquisition of TVSquared.
(d) For the three months ended March 31, 2022, other consists of tax expense related to the exercise of stock options by a former employee. For the three months ended March 31, 2021, other consists predominantly of the loss related to a one-time loss from sale of fixed assets in our Israeli subsidiary.